Exhibit 4.41

[Note: Translation from the original agreement written in Chinese]

Debt Setoff Agreement

This agreement was signed in Beijing on of December 30, 2011.

Party A: Beijing eLong Air Services Co., Ltd. (hereafter referred to as “eLong Air” or “Party A”)

Legal Representative: Guangfu Cui

Party B: Beijing eLong International Travel Agency Co., Ltd. (hereafter referred to as “eLong Travel” or “Party B”)

Legal Representative: Guangfu Cui

Party C:	Beijing eLong Air Services Co., Ltd. Chaoyang Branch
Beijing eLong Air Services Co., Ltd. Shanghai Branch
Beijing eLong Air Services Co., Ltd. Nanjing Branch
Beijing eLong Air Services Co., Ltd. Wuhan Branch
Beijing eLong Air Services Co., Ltd. Chengdu Branch
Beijing eLong Air Services Co., Ltd. Guangzhou Branch
Beijing eLong Air Services Co., Ltd. Shenzhen Branch
Hangzhou eLong Air Services Co., Ltd.
(hereafter collectively referred to as “Party C”)

Whereas,

1.	Party A is a limited liability company established and validly existing in accordance with PRC laws, which has the primary business of domestic and international airline passenger transport agency; as of December 31, 2011, Party A has 7 branches, namely Beijing eLong Air Services Co., Ltd. Chaoyang Branch, Beijing eLong Air Services Co., Ltd. Shanghai Branch, Beijing eLong Air Services Co., Ltd. Nanjing Branch, Beijing eLong Air Services Co., Ltd. Wuhan Branch, Beijing eLong Air Services Co., Ltd. Chengdu Branch, Beijing eLong Air Services Co., Ltd. Guangzhou Branch, Beijing eLong Air Services Co., Ltd. Shenzhen Branch.

2.	Party B is a limited liability company established and validly existing in accordance with PRC laws, which has the primary business of inbound and outbound travel.

3.	Hangzhou eLong Air Services Co., Ltd. is a wholly owned company of Party A, established and validly existing in accordance with PRC law.

4.	There are accounts payable and receivable arrangements among three parties, e.g. Party A pays the vendor for Party C, Party B collects the air tickets payment on behalf of Party C, and Party B pays relevant payments to Party A.

NOW, THEREFORE, the parties to this agreement:

Article 1:

By December 31, 2011, all accounts receivable among three parties are offset. None of three parties shall pay any accounts receivable funds to others; neither require collection of invoices from others. Detailed amounts are set forth in the appendix hereto.

Article 2:

Each party hereby represents and warrants respectively to others as follows:

i.	It has the power and ability to enter into and deliver this agreement;

ii.	The debts offset under this agreement is legal and valid;

iii.	It has received full internal authorization and approval for the debt setoffs.

Article 3: Liability

Any party, who breaches its obligation under this agreement, shall compensate all damages that other parties suffered from its breach.

Article 4: Effective

The parties hereof have caused this agreement to be executed by their duly authorized representatives as of the date first written above.

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Article 5: Miscellaneous

i.	Any dispute, controversy or claim arising from the agreement or relating with the agreement, shall be submitted to Beijing Arbitration Commission if all parties fail to friendly negotiate. Arbitration Commission shall conduct arbitration in accordance with the rules of arbitration in effect on the date of application. The arbitration award shall be final and binding upon all parties.

ii.	This agreement is entered into in ten (10) copies, each of which is of equal validity.

[No text hereunder)

Party A: /s/[seal of Beijing eLong Air Services Co., Ltd.]

Signature of Authorized Representative: /s/ Philip Yang

Party B: /s/ [seal of Beijing eLong International Travel Agency Co., Ltd.]

Signature of Authorized Representative: /s/ Chen Tianjian

Party C:	/s/ [seal of Beijing eLong Air Services Co., Ltd. Chaoyang Branch]
[seal of Beijing eLong Air Services Co., Ltd. Shanghai Branch]
[seal of Beijing eLong Air Services Co., Ltd. Nanjing Branch]
[seal of Beijing eLong Air Services Co., Ltd. Wuhan Branch]
[seal of Beijing eLong Air Services Co., Ltd. Chengdu Branch]
[seal of Beijing eLong Air Services Co., Ltd. Guangzhou Branch]
[seal of Beijing eLong Air Services Co., Ltd. Shenzhen Branch]
[seal of Hangzhou eLong Air Services Co., Ltd.]

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